                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     Brown & Sharpe Manufacturing Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                     [LOGO OF BROWN & SHARPE APPEARS HERE]

                                                                 March 26, 1999

To the Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders of Brown & Sharpe Manufacturing Company to be held on Friday, April 30, 1999, at 10:00 a.m. at the Company's corporate offices, Precision Park, 200 Frenchtown Road, North Kingstown, RI.

  The accompanying formal Notice of Annual Meeting of Stockholders and Proxy Statement contain the principal items of business to be considered and acted upon at the meeting, including information about the Directors of the Company continuing in office and the three nominees for election as Directors for three-year terms. In addition to the foregoing, we will report on our continuing efforts to improve the Company's performance and on our plans for positioning the Company to meet the challenges ahead. We welcome the opportunity to share our thoughts with our stockholders and look forward to your questions and comments.

  We hope you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented. Accordingly, whether or not you plan to personally attend the meeting, we urge you to mark, sign, date, and promptly return the enclosed proxy card in the return envelope.

                                          Sincerely yours,

                                          /s/ Frank T. Curtin

                                          Frank T. Curtin
                                          Chairman of the Board, President and
                                           Chief Executive Officer

                     Brown & Sharpe Manufacturing Company

                                Precision Park
                              200 Frenchtown Road
                   North Kingstown, Rhode Island 02852-1700
                           Telephone (401) 886-2000
                           Facsimile (401) 886-2214

                               ----------------

                           NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

                               ----------------

  Notice is hereby given to the stockholders of Brown & Sharpe Manufacturing Company that the Annual Meeting of stockholders will be held on Friday, April 30, 1999, at 10:00 a.m. at the Company's corporate offices, Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island, for the following purposes:

    1. To fix the number of Directors at nine and to elect a class of three Directors, whose names are set forth in the accompanying Proxy Statement, to succeed the class whose term expires with this Annual Meeting of Stockholders, to serve until the year 2002 Annual Meeting of Stockholders and until their successors shall be elected and qualified.

    2. To consider and act on a proposal to approve the 1999 Equity Incentive Plan and authorize the delivery of up to 1,800,000 shares of either Class A common or Class B common stock from time to time thereunder, all as more fully set forth in the accompanying Proxy Statement.

    3. To ratify and approve the appointment by the Board of Directors of the firm of Ernst & Young LLP as the Company's independent accountants for the year 1999.

    4. To transact such other business that may properly come before the meeting, and any adjournments thereof.

  The Board of Directors has fixed the close of business on Friday, March 12, 1999, as the record date for determining stockholders entitled to notice of the meeting and to vote at the meeting, and any adjournments thereof. A copy of the Company's Annual Report containing financial data and a summary of operations for 1998 is being mailed to the stockholders with this Proxy Statement.

  In the event you cannot attend the Annual Meeting in person, please complete, sign and date, and promptly return the enclosed Proxy in the accompanying post-paid envelope so that your shares of Company stock may be represented at the Meeting.

                                          By Order of the Board of Directors,

                                          /s/ James W. Hayes, III

                                          James W. Hayes, III
                                          Secretary

North Kingstown, Rhode Island
March 26, 1999

                     Brown & Sharpe Manufacturing Company

                      Precision Park, 200 Frenchtown Road
                   North Kingstown, Rhode Island 02852-1700
                           Telephone (401) 886-2000
                           Facsimile (401) 886-2214

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 30, 1999

  This Proxy Statement and the accompanying Proxy is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Brown & Sharpe Manufacturing Company (the "Company") for use at the Company's Annual Meeting of stockholders (the "Annual Meeting") to be held at the Company's corporate offices, Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island, on Friday, April 30, 1999, at 10:00 a.m., and at any adjournments thereof.

  Stockholders of record at the close of business on Friday, March 12, 1999, are entitled to receive notice of and to vote at the Annual Meeting. On that date, the Company had 13,472,445 shares of common stock outstanding comprised of 12,965,649 shares of Class A Common Stock, $1.00 par value (the "Class A Stock") and 506,796 shares of Class B Common Stock, $1.00 par value (the "Class B Stock"). The Company's Certificate of Incorporation provides that each share of Class A Stock outstanding on the record date entitles the holder thereof to one vote and each share of Class B Stock outstanding on the record date entitles the holder thereof to ten votes except as otherwise provided by law or by the Certificate of Incorporation. The holders of Class A Stock are entitled to elect one Director at the Annual Meeting, and such holders voting together with the holders of Class B Stock as a single class are entitled to elect the remaining Directors to be elected at the Annual Meeting. Except for the foregoing and as may otherwise be provided by law or the Certificate of Incorporation, all other actions submitted to a vote of the stockholders at the meeting will be voted on by the holders of Class A Stock and Class B Stock voting together as a single class.

  Proxies properly executed and returned will be voted at the Annual Meeting in accordance with any directions noted thereon or, if no direction is indicated, proxies will be voted FOR the election of the nominees for Directors set forth herein and FOR the proposals to approve the adoption of the 1999 Equity Incentive Plan and to ratify the selection of independent accountants described in this Proxy Statement. Proxies will be voted in the discretion of the holders of the proxy with respect to any other business that may properly come before the Annual Meeting and all matters incidental to the conduct of the Annual Meeting.

  Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder personally attending the Annual Meeting may also revoke his or her proxy and vote his or her shares of stock.

  The approximate date this Proxy Statement is being mailed to stockholders is March 26, 1999.

                                    ITEM 1.
                             ELECTION OF DIRECTORS

  The Board of Directors proposes to fix the number of Directors at nine; to designate a class of three Directors to serve until the year 2002 Annual Meeting and until their successors have been duly elected and qualified (the "2002 Class"); and to elect Messrs. John M. Nelson, Russell A. Boss, and Roger
E. Levien, all of whom are currently members of the Board and who have consented to stand for election, to the 2002 Class. The Board has nominated Mr. Levien for election by the holders of Class A Stock and Messrs. Nelson and Boss for election by the holders of Class A Stock and Class B Stock, voting together as a single class.

  Information is furnished below with respect to the nominees for election to the 2002 Class as well as the Directors continuing in office. Henry D. Sharpe, III is the son of Henry D. Sharpe, Jr., a significant stockholder of the Company (see Table on Page 5) and former Chairman of the Board of Directors who retired from the Board on October 25, 1996.

  The Board of Directors unanimously recommends a vote FOR the election of Messrs. Nelson, Boss, and Levien.

       Name (Age)         Year First
    (Board Committee      Elected a     Principal Occupation During Last Five Years and
      Membership)          Director  Directorships in Public Reporting and Other Companies
    ----------------      ---------- -----------------------------------------------------

Nominees for Election to Office

Terms Expiring in 2002

John M. Nelson (67)          1975    Chairman of the Board, The TJX Companies, Inc., an off
(Audit, Compensation and             price specialty apparel retailer, since June 1995;
Nominating)                          Chairman of the Board, Wyman Gordon Company,
                                     Worcester, MA, manufacturer of forgings and castings,
                                     from May 1994 to October 1997 and Chairman and Chief
                                     Executive Officer from May 1991 to May 1994; until
                                     October 1990, Chairman of the Board and Chief
                                     Executive Officer, Norton Company, manufacturer of
                                     abrasives and ceramics; Director, Eaton Vance Corp.;
                                     Director, Aquila Biopharmaceuticals, a biotechnology
                                     firm; Director, Commerce Holdings Inc., a holding
                                     company for a property and casualty insurance company;
                                     and, Director, Stocker & Yale Manufacturing Company, a
                                     specialty products company.

Russell A. Boss (60)         1990    President, Chief Executive Officer, and a Director, A.
(Executive, Compensation             T. Cross Company, Lincoln, RI, manufacturer of fine
and Nominating)                      writing instruments; Trustee, Eastern Utilities
                                     Association, Boston, MA.

Roger E. Levien (63)         1996    From May 1997 to present, Managing Partner, Levien
(Corporate Governance)               Enterprises, a consulting business; July 1992 to April
                                     1997, Vice President, Strategy and Innovation, Xerox
                                     Corporation, Stamford, CT, manufacturer of document
                                     and office technology equipment.

       Name (Age)         Year First
    (Board Committee      Elected a     Principal Occupation During Last Five Years and
      Membership)          Director  Directorships in Public Reporting and Other Companies
    ----------------      ---------- -----------------------------------------------------

Directors Continuing in Office

Terms Expiring in 2000

Frank T. Curtin (64)         1995    Chairman of the Board of Directors since October 1996
(Executive, Corporate                and President and Chief Executive Officer since May 2,
Governance)                          1995; from January 1992 to May 1995, Vice President,
                                     National Center for Manufacturing Sciences, Ann Arbor,
                                     MI, a research and development organization; from 1989
                                     to May 1995, President, Curtin & Associates, Santa
                                     Barbara, CA and Ann Arbor, MI, a software development
                                     company.

Paul R. Tregurtha (63)       1984    Chairman of the Board and Chief Executive Officer,
(Executive, Compensation             Mormac Marine Group, Inc., Stamford, CT, a marine
and Nominating,                      transportation company; Director, Fleet Financial
Corporate Governance)                Group, Inc., a bank holding company; Director, FPL
                                     Group, Inc., a utility company; Trustee, Teachers
                                     Insurance and Annuity Assoc.; Director and Chairman,
                                     Moran Enterprises Corporation; and Director and Vice
                                     Chairman, Interlake Holding Company, Greenwich, CT,
                                     both marine transportation companies; Director and
                                     Vice Chairman, Meridian Aggregates Co.

Harry A. Hammerly (65)       1996    Employed by 3M Company from June 1955; former
(Audit)                              Executive Vice President and Executive Vice President,
                                     International Operations from September 1991 until his
                                     retirement in July 1995, 3M Company, a manufacturer of
                                     industrial, consumer, and health care products;
                                     Director, Apogee Enterprises, Inc., a fabricator and
                                     distributor of glass; Director, BMC Industries, Inc.,
                                     a manufacturer of precision etched products and vision
                                     lenses; Director, Milacron, Inc., a plastic molding
                                     technology and industrial products company; Director,
                                     Red Wing Shoe Company, a privately held manufacturer
                                     of shoes and boots.

For Terms Expiring in 2001

Howard K. Fuguet (61)        1990    Partner of the law firm of Ropes & Gray, Boston, MA.
(Audit, Corporate
Governance)

Henry D. Sharpe, III         1992    Co-founder and Technical Director, Design Lab, Inc.,
(44)                                 Providence, RI, a multi-disciplinary product design
(Audit)                              firm specializing in research and design of new
                                     products, re-design of existing products, and
                                     engineering management services.

J. Robert Held (60)          1996    Currently a consultant to the computer industry; from
(Compensation and                    1988 to 1995 President, Chief Executive Officer, and a
Nominating)                          Director of Chipcom Corporation, Southborough, MA, a
                                     computer communications company; from 1984 to 1988
                                     Vice President, Division General Manager and from 1980
                                     to 1984 Vice President, Sales and Service, Genrad,
                                     Inc., Concord, MA, a manufacturer of test equipment
                                     for the electronics industry.

                              GENERAL INFORMATION
                      RELATING TO THE BOARD OF DIRECTORS

  The Board of Directors, which held five regular meetings in 1998, maintains a standing Executive Committee, composed of Messrs. Curtin, Boss, and Tregurtha, which has substantially all of the powers and authority of the Board of Directors when the full Board is not in session. The Executive Committee met once in 1998. The Board of Directors also maintains standing committees on audit ("Audit Committee"), corporate governance ("Corporate Governance Committee"), and compensation and board membership nominations, ("Compensation and Nominating Committee") each of which, except for the Corporate Governance Committee which includes Mr. Curtin, is composed exclusively of non-employee Directors. Each of the Directors participated in 75% or more of the aggregate number of meetings of the Board and of the committees on which he is a member.

  The Audit Committee, whose members are Messrs. Hammerly, Fuguet, Sharpe III, and Nelson, recommends to the Board of Directors, for approval by the stockholders, the appointment of a firm of independent certified public accountants to audit the Company's financial statements. The Audit Committee also meets with the independent accountants and the Company's Chief Financial Officer to review the scope and results of the audit, the scope of audit and non-audit services, the range of audit and non-audit fees, any proposed changes in accounting policies, practices, or procedures, including those relating to the Company's internal accounting controls, and the Company's financial statements to be included in the Company's Annual Report to Stockholders and other related matters. The Audit Committee met two times in 1998.

  The Corporate Governance Committee, whose members are Messrs. Curtin, Fuguet, Tregurtha, and Levien, considers matters concerning the composition and performance of the Board and its relationship to management and other corporate governance matters, including those relating to the existence of the Company as an independent company or which otherwise might affect the control of the Company. The Corporate Governance Committee met two times in 1998.

  The Compensation and Nominating Committee, whose members are Messrs. Boss, Tregurtha, Nelson, and Held, performs a periodic review of the appropriate salaries and compensation/benefit plans for the Executive Officers and other key management personnel of the Company; and the Committee administers the Amended Profit Incentive Plan, the 1989 Equity Incentive Plan, the Key Employees' Long-Term Deferred Cash Incentive Plan, the Supplemental Executive Retirement Plan, and the Senior Executive Supplemental Umbrella Retirement Pension Plan. The Committee also recommends to the Board nominees who are proposed for election as directors. The Compensation and Nominating Committee met seven times in 1998. See "Compensation and Nominating Committee Report".

  As compensation for services rendered during 1998, the Company paid each non-employee Director an annual retainer of $10,000, a fee of $800 for each Board meeting attended, a fee of $400 for each teleconference meeting which lasted more than one-half hour in duration, and a fee of $500 for each Committee meeting attended ($200 if held on the same day as a Board meeting). Directors who are members of the Audit Committee also receive an additional $1,000 in their annual retainer fee.

  Mr. Tregurtha has elected to defer 50% of his Director's fees under a deferred stock equivalent unit contract with the Company dated September 3, 1987 pursuant to which all fees earned after that date were to be converted into deferred stock equivalent units based on the market value of the Company's stock on each fee payment date. Under such contract dividend equivalents in amounts and timing equal to any cash dividends paid on the Company's outstanding stock are similarly converted into additional stock equivalent units. The Company paid no cash dividends on its stock in 1998. Mr. Tregurtha's contract matures on October 1, 2005 or the earlier date of death or other termination of Mr. Tregurtha as a Director. The contract was amended in 1992 to provide that fee amounts deferred after May 1, 1991 (including any dividend equivalent amounts) shall be payable on maturity only in cash, with amounts deferred prior to such date payable in cash or shares of Company Class A Stock.

  The law firm of Ropes & Gray, Boston, Massachusetts, of which Mr. Fuguet is a partner, has provided legal services to the Company since 1957.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

I. Security Ownership of Certain Beneficial Owners

  Set forth below as of March 4, 1999 are the persons or groups known to the Company who beneficially own, under the applicable rules and regulations of the Securities and Exchange Commission, more than 5% of any class of the Company's voting securities.

                                       Amount and Nature
                                     of Beneficial Interest              Percent of
 Name and Address    Title of Class  --------------------------Percent    Combined
of Beneficial Owner  of Common Stock   Direct       Indirect   of Class Voting Power
-------------------  --------------- ------------- -------------------- ------------
Fiduciary Trust
 Company                 Class A           168,196        --      1.3        4.0
 International(1)        Class B            56,064        --     11.0
Two World Trade
 Center
New York, NY
 10048-0774

Henry D. Sharpe,
 Jr.(2)                  Class A           476,766      7,200     3.7       11.6
Pojac Point, RFD
 No. 2                   Class B           158,920      2,400    31.8
North Kingstown,
 RI 02852

Frank T.
 Curtin(3)               Class A           694,244        --      5.3       13.0
c/o Brown &
 Sharpe                  Class B           166,063        --     32.7
 Manufacturing
  Company
200 Frenchtown
 Road
Precision Park
N. Kingstown, RI 02852-1700

Edward D.
 DiLuigi(3)              Class A           535,954        --      4.1       12.3
c/o Brown &
 Sharpe                  Class B           169,262        --     33.4
 Manufacturing
  Company
200 Frenchtown
 Road
Precision Park
N. Kingstown, RI 02852-1700

Andrew C. Genor
 (3)                     Class A           524,244        --      4.0       12.1
c/o Brown &
 Sharpe                  Class B           166,063        --     32.8
 Manufacturing
  Company
200 Frenchtown
 Road
Precision Park
N. Kingstown, RI 02852-1700

Putnam Fiduciary
 Trust(4)                Class A           228,664        --      1.7        4.1
 Company                 Class B            52,744        --     10.4
859 Willard
 Street
Quincy, MA 02169

David L.
 Babson(5)               Class A         1,460,400        --     11.3        8.1
 & Co. Inc.              Class B               --
One Memorial
 Drive
Cambridge, MA
 02142-1300

Merrill Lynch &
 Co. Inc.(6)             Class A         1,178,500        --      9.0        6.5
On behalf of
 Merrill Lynch           Class B               --         --      --         --
 Asset Management
  Group
World Financial
 Center
North Tower
250 Vesey Street
New York, NY
 10381


                                       Amount and Nature
                                     of Beneficial Interest               Percent of
 Name and Address    Title of Class  -------------------------- Percent    Combined
of Beneficial Owner  of Common Stock   Direct       Indirect    of Class Voting Power
-------------------  --------------- ------------- ------------ -------- ------------
Merrill Lynch
 Special Value           Class A           788,900         --     6.1        4.3
 Fund, Inc.(6)           Class B               --          --     --         --
800 Scudders
 Mill Road
Plainsboro, NJ
 08536

Dimensional
 Fund(7)                 Class A           798,107                6.1        4.4
 Advisors Inc.           Class B               --
1299 Ocean
 Avenue
11th Floor
Santa Monica,
 CA 90401

--------
(1) Fiduciary Trust Company International, a bank, by virtue of various investment management contracts and trust agreements with members of the Sharpe family, including Henry D. Sharpe, III, a Director, holds the shares of Class A and Class B Stock in the Table. See Footnote (2) below.
(2) Various members of Henry D. Sharpe, Jr.'s family beneficially own an aggregate of 645,286 shares of common stock of the Company comprised of 483,966 shares of Class A Stock and 161,320 shares of Class B Stock of the Company. These holdings amount to 3.7% and 31.8%, respectively, of each class of stock and represent 11.6% of the combined voting power of the Class A Stock and Class B Stock. The table includes (a) an aggregate of 168,076 shares of Class A Stock and 56,024 shares of Class B Stock held by Henry D. Sharpe, Jr.'s wife and children, including Henry D. Sharpe, III, a Director of the Company, and by trusts, of which they are beneficiaries under agreements with Fiduciary Trust Company International and under which they each have sole voting and dispositive power with respect to their shares and with respect to which Mr. Sharpe, Jr. disclaims beneficial ownership; (b) 120 shares of Class A Stock and 40 shares of Class B Stock held by the Sharpe Family Foundation, a charitable foundation, held by Fiduciary Trust Company International with whom Mr. Sharpe, Jr. shares voting power and with respect to which beneficial ownership is disclaimed; (c) 7,200 shares of Class A Stock and 2,400 shares of Class B Stock as to which Henry D. Sharpe, Jr. has neither voting nor dispositive power but as to which he is a beneficiary under a trust established under the will of Henry D. Sharpe, Sr.; and (d) 308,570 shares of Class A Stock and 102,856 shares of Class B Stock held by Fiduciary Trust Company International as to which Henry D. Sharpe, Jr. has sole voting and dispositive power.
(3) Messrs. Curtin, DiLuigi, and Genor, who commenced his employment with the Company as Vice President and Chief Financial Officer on December 1, 1998, are Executive Officers of the Company and serve as co-Trustees of the Brown & Sharpe Employee Stock Ownership and Profit Participation Plan (the "ESOP"). The Table includes (i) 524,244 shares of Class A Stock and 166,063 shares of Class B Stock, which are deemed to be beneficially owned by each of the foregoing persons, but as to all of which ESOP shares (except, with respect to their own respectively vested shares of Class A Stock and Class B Stock in such plan) they disclaim beneficial ownership; and (ii) shares of Class A Stock issuable upon exercise of stock options held by such Executive Officers. (See II. Security Ownership of Management Footnote (3) and Aggregated Options Table.).
(4) Putnam Fiduciary Trust Company acts as Trustee of the Brown & Sharpe Savings and Retirement Plan and the Brown & Sharpe Savings and Retirement Plan for Management Employees, substantially similar tax qualified 401-K savings plans covering U.S. employees (together referred to as the "SARP"), and in that capacity shares voting power with respect to the shares of Class A Stock and Class B Stock with and subject to direction from participants in the SARP as to all of which shares Putnam disclaims beneficial ownership.
(5) David L. Babson & Co. Inc., an investment advisor, holds the reported shares for the benefit of its clients and has sole voting and dispositive power with respect to such shares.
(6) Merrill Lynch & Co. Inc. is a parent holding company and Merrill Lynch Special Value Fund, Inc. is a subsidiary of such company, and such companies, as registered investment advisors, share voting and dispositive control over such shares with certain clients.

(7) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, has sole voting and dispositive control over such shares and is deemed to have beneficial ownership of the reported shares, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

II. Security Ownership of Management

  The following table and accompanying footnotes set forth certain information about the beneficial ownership of the Company's Class A Stock and Class B Stock as of March 4, 1999 by the Directors and Nominees and the named Executive Officers included in the Summary Compensation Table and all Directors and Executive Officers as a group.

                                        Amount and Nature
                                     of Beneficial Ownership             Percent of
 Name and Address    Title of Class  --------------------------Percent    Combined
of Beneficial Owner  of Common Stock    Direct      Indirect   of Class Voting Power
-------------------  --------------- ------------- -------------------- ------------
Frank T.
 Curtin(1)               Class A           694,244        --      5.3       13.0
                         Class B           166,063        --     32.7

Henry D.
 Sharpe,
 III(2)                  Class A            55,145      2,400       *        1.3
                         Class B            18,381        800     3.7

John M. Nelson           Class A             6,553        --        *          *
                         Class B               151        --        *

Howard K.
 Fuguet                  Class A             1,000        --        *          *
                         Class B               --         --      --

Russell A.
 Boss                    Class A             3,000        --        *          *
                         Class B               --         --      --

Paul R.
 Tregurtha               Class A               705        --        *          *
                         Class B                13        --        *

Harry A.
 Hammerly                Class A             5,000        --        *          *
                         Class B               --                 --

J. Robert Held           Class A             5,000        --        *          *
                         Class B               --         --      --

Roger E.
 Levien                  Class A             2,000        --      --           *
                         Class B               --         --      --

Charles A.
 Junkunc                 Class A            87,350        --        *          *
                         Class B               626        --        *

Philip James             Class A             9,630        --        *          *
                         Class B               --                 --

Antonio
 Aparicio                Class A            61,750        --        *          *
                         Class B               --         --      --

Edward D.
 DiLuigi(1)              Class A           535,954        --      4.1       12.3
                         Class B           169,262        --     33.4

All Directors,
 Nominees and            Class A         1,410,769      7,200    10.9       27.7
Executive
 Officers as a
 Group                   Class B           357,822      2,400    71.0
(18
 persons)(3)

*Less than one
 percent (1%).

--------
(1) See Footnote (3) I. Security Ownership of Certain Beneficial Owners.
(2) See Footnote (2) I. Security Ownership of Certain Beneficial Owners.
(3) With respect to Executive Officers who are not Directors, includes (i) 72,630 shares of Class A Stock as to which certain of the Executive Officers have sole voting and investment power; (ii) 28,332 shares of Class B Stock held in the Company's pension plan covering its United Kingdom employees as to which an executive officer has shared voting and investment power; (iii) 16,322 vested shares of Class A Stock and 5,095 vested shares of Class B Stock as to which certain Executive Officers have shared voting power as participants in the SARP and ESOP; and (iv) for Messrs. Curtin, Junkunc, and Aparicio includes 150,000, 55,000, and 49,750 shares, respectively, of Class A Stock and for three other Executive Officers 43,750 shares of Class A Stock, which are subject to stock options presently exercisable or exercisable within sixty (60) days of the expected March 26, 1999 date of mailing of this Proxy Statement, granted to such Executive Officers pursuant to the Company's 1989 Equity Incentive Plan. (See Options and SAR Table under the heading "Executive Compensation".)

Section 16(a) Beneficial Ownership Reporting Compliance

  As required by Securities and Exchange Commission rules, the Company notes that Frank T. Curtin, a Director and Chief Executive Officer of the Corporation, and Charles A. Junkunc, Brian Gaunt, and Antonio Aparicio, who are Executive Officers of the Company, did not timely file Form 4 Statements of Changes in Beneficial Ownership of Securities reports.

                 COMPENSATION AND NOMINATING COMMITTEE REPORT

Compensation Philosophy

  The Compensation and Nominating Committee of the Board of Directors (the "Committee") presents its report on executive compensation for the year 1998. The Committee's guidelines for compensation decisions are guided by the following principles:

  . To provide a competitive total compensation package that enables the Company to attract and retain the key executive talent needed to accomplish its corporate goals.

  . To integrate compensation programs with the Company's annual and long-term business objectives and strategy in order to focus executive behavior on the fulfillment of those objectives.

  . To provide variable compensation opportunities that are directly linked with the performance of the Company and that significantly align executive remuneration with the interests of the stockholders.

  In addition, the Committee also considers in implementing its decisions the impact of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), which in certain circumstances disallows annual compensation deductions in excess of $1,000,000. This disallowance provision does not apply to performance-based compensation, commissions, and certain other payments or forms of compensation. The Committee has determined that the Corporation's incentive awards that will be subject to 162(m) should be made, to the extent practicable, on a basis that ensures that the Corporation will be entitled to full deductibility under Section 162(m).

Compensation Program

  The Committee, which is composed of outside Directors who have no interlocking relationships within the meaning of regulations of the Securities and Exchange Commission, is responsible for reviewing the Company's overall executive compensation program, reviewing the compensation of the Executive Officers, and administering the cash bonus, deferred cash award, and stock based incentive plans and certain retirement plans to ensure that pay levels, incentive opportunities, and projected retirement benefits are competitive and, of equal importance, appropriately reflect the performance of the Company. The components of the compensation program for executives are described below.

  Base Salary. The factors considered in determining the appropriate salary are level of responsibility, prior experience and accomplishments, and the relative importance of the job in terms of achieving corporate objectives and general salary ranges for comparable positions at similar size companies or divisions within the industry. Each Executive Officer's salary is reviewed annually. Adjustments may be recommended based upon individual performance, inflationary and competitive factors, and overall corporate results. The Committee made some adjustments to the base salaries of Executive Officers for 1998; and in late December 1998 and early 1999, the Committee reviewed, with the assistance of a compensation consulting firm, and then increased the base salaries of the Executive Officers for the year 1999 to be more in line with the 50th percentile for comparable companies ("general industrial" companies for executives in its measuring equipment business and select "high tech" companies for executives associated with its software and sensors business), as surveyed by the consulting firm. (See below for the Chief Executive Officer).

  Annual Incentive Compensation. Under the Company's Amended Profit Incentive Plan ("PIP"), Executive officers are eligible to receive a planned annual cash bonus of up to a specified percentage (generally 30% to 40% for Executive Officers) of base salary. At the beginning of each fiscal year, the Committee establishes for each executive a maximum aggregate percentage bonus opportunity (generally 60% to 80% for Executive Officers), which is comprised of separate bonus categories tied to the satisfaction of a specified, largely quantitative formula of corporation goals (e.g., net income, cash flow, and achievement of specific objectives). Actual bonuses paid may be above or below the target amount planned depending on achievement of objectives but may not exceed 200% of the planned bonus. In order to assure that the PIP would effectively encourage and reward superior performance, the Committee in early 1996 had restructured the specific performance targets comprising the overall formula for the Executive Officers to focus their content on promoting cross-divisional and inter-Company cooperation and also focusing on net income and various determinants of cash flow. In addition, up to 40% of certain Executive Officers annual bonuses, including up to 40% for the Chief Executive Officer, were independent of the target formula and instead were subject to award based on achievement of specific objectives. Bonuses under the PIP for performance in 1998 were made to a total of approximately 130 management executives, including 10 Executive Officers, in the aggregate. (See information shown in the Summary Compensation Table). For the named Executive Officers other than the Chief Executive Officer (See Compensation of the Chief Executive Officer below), 1998 performance exceeded established performance goals and, accordingly, bonuses awarded with respect to such 1998 performance and reported in the Bonus column in the Summary Compensation Table were at the high end of the range.

Long-Term Incentive Awards

  Stock Options. Stock options, restricted stock, and other stock based awards granted under the Corporation's stock incentive plan for management, the 1989 Equity Incentive Plan (which has been approved by the stockholders), provide incentive to executives by giving them a strong economic interest in maximizing stock price appreciation, thereby better aligning their interests with the Corporations' stockholders. Accordingly, each executive's total compensation is significantly dependent upon stock performance. Option exercise prices are set at 100% of fair market value on the date of grant and the options expire after 10 years. The options granted by the Committee vest over a period of years, typically 50% after one year and 50% the next year or 50% after the first two years and 25% per year for the following two years, in order to encourage management continuity and better align compensation to long-term stock value. In 1998 the Committee awarded options for an aggregate of 463,500 shares to 55 executives, including options for an aggregate of 330,000 shares to a total of five named Executive Officers (as shown in the Summary Compensation Table) and other Executive Officers.

  Long-Term Deferred Cash Incentive Plan. This component of executive compensation consists of the Key Employees' Long-Term Deferred Cash Incentive Plan (the "LTDCIP"), which was amended by the Committee in 1998. Pursuant to the Committee's recommendation under the amended Plan, the Company may make annual deferred cash awards as a bonus based on earnings. Each participant has credited to his account a percentage, established by the Committee from time to time, of adjusted pre-tax profit (as defined). Accounts vest after three years or, if earlier, upon retirement at or after age 65 with five years of service or at or after age 60 with ten years of service. (If a participant retires at or after age 55 with five years of service, the normal three-year vesting requirement is reduced to one year after retirement.) Full vesting also occurs upon a Change in Control (as defined). Participants are subject to a two-year post termination non-compete, except for terminations after a change in control (as defined). Participant accounts are subject to notional "investment" in one or more mutual fund alternatives and/or Brown & Sharpe stock, except that credits are required to be "invested" in the Company stock alternative if the participant is below the Company's share ownership requirement for executives under the Executive Officer Stock Ownership Policy adopted by the Board on recommendation by the Committee in 1998. Participant vested accounts are distributable at termination of employment in a lump sum or installments (up to three years). Certain larger accounts may be distributed as an annuity. Awards were made to eight Executive Officers participating in the LTDCIP for 1998 including those named in the Summary Compensation Table.

Compensation of Chief Executive Officer

  Mr. Curtin joined the Company in May of 1995. An Employment Agreement was entered into on May 2, 1995 for a term of three years. Mr. Curtin's annual salary for 1998 was increased by the Committee to $360,000. The Agreement was most recently amended in 1999 to extend the term of employment for an additional year ending April 30, 2000 and to increase his base compensation to $425,272 for 1999, at a level believed to still be somewhat below the 50th percentile per the general industry survey referred to above. The original agreement provided for the grant of options for 200,000 shares of Class A common stock at an exercise price equal to the fair market value on May 3, 1995. Options for 80,000 shares were granted to Mr. Curtin in 1998 at an exercise price of $10.6875, the fair market value on the date of grant.

  In early 1998 the Committee established Mr. Curtin's planned target annual cash bonus under the PIP for 1998 at 40% of his salary. In early 1999 the Compensation Committee awarded Mr. Curtin a cash bonus under the PIP of $208,445 for 1998, representing approximately 58% of his salary, which was towards the higher end of the range. In determining Mr. Curtin's 1998 annual PIP bonus, the Committee reviewed the Corporation's performance and Mr. Curtin's individual performance against a set of performance objectives which were approved by the Committee in early 1998. Mr. Curtin received an award credit under the LTDCIP for 1998 in the amount of $217,000.

  In 1998, the Committee approved "change in control" management agreements for Mr. Curtin and the other Executive Officers. These contracts provide for payment and continuation of benefits upon a termination of employment, on the terms specified, following a "change in control" (as defined) of the Company. At the same time, the Committee also approved amendments to the Key Employee Long-Term Deferred Cash Incentive Plan as described above. The Board also took action, upon recommendation of the Committee, on two retirement plans in 1998 amending the Supplemental Executive Retirement Plan and establishing a Senior Executive Supplemental Umbrella Pension Plan, which, together with the 1989 Equity Incentive Plan and the Amended Profit Incentive Plan, reset the retirement and long-term incentive arrangements for senior executives. For 1998 the eligible participants in the newly established Senior Executive Supplemental Umbrella Pension Plan include Mr. Curtin and three other named Executive Officers. (See the description of the "change in control" management agreements and the Senior Executive Supplemental Umbrella Pension Plan under the heading "Employment, Severance, and Other Agreements")

                                          Russell A. Boss, Chairman
                                          John M. Nelson
                                          Paul R. Tregurtha
                                          J. Robert Held

                            STOCK PERFORMANCE GRAPH

  The following graph sets forth information comparing the cumulative total return to holders of the Company's Class A Stock over the Company's last five fiscal years beginning at the market close on the last trading day before the beginning of the Company's fifth preceding fiscal year (the "Measuring Period") with (1) the cumulative total return of the Standard & Poor's 500 Stock Index, and (2) the cumulative total return of the Standard & Poor's Machinery (Diversified) index. The graph assumes $100 invested in December 31, 1993 in Company Class A common stock and $100 invested at the same time in each of the S&P indexes shown and assumes that all dividends are reinvested.


     ---------------------------------------------------------------------
        Date         BNS Class A        S&P 500       S&P Machinery Index
     ---------------------------------------------------------------------
      12/31/93          100               100              100
     ---------------------------------------------------------------------
      12/30/94         86.89            101.27            95.56
     ---------------------------------------------------------------------
      12/29/95        134.43            139.29           115.38
     ---------------------------------------------------------------------
      12/31/96        183.61            171.31             141
     ---------------------------------------------------------------------
      12/31/97        132.79            228.43           183.42
     ---------------------------------------------------------------------
      12/31/98        104.92            293.7            149.88
     ---------------------------------------------------------------------

                            EXECUTIVE COMPENSATION

  The following table sets forth the annual and long-term compensation during each of the Company's last three fiscal years for Mr. Frank T. Curtin, the Company's Chairman of the Board, President, and Chief Executive Officer and the four other highest-paid Executive Officers (as such term is defined under rules promulgated under the Securities Exchange Act of 1934), who were serving in such capacity as of the end of the Company's last completed fiscal year.

                          Summary Compensation Table

                                                                      Long-Term Compensation Awards
                                                               --------------------------------------------
                                  Annual Compensation                 Awards          Pay-outs
                          ------------------------------------ --------------------- -----------
                                                       (e)        (f)        (g)
                                                      Other    Restricted Securities                (i)
          (a)                                         Annual     Stock    Underlying     (h)     All Other
        Name and          (b)     (c)        (d)     Compen-    Award(s)   Options/     LTIP      Compen-
   Principal Position     Year Salary ($) Bonus ($) sation ($)   ($)(6)    SARs (#)  Payouts ($) sation ($)
   ------------------     ---- ---------- --------- ---------- ---------- ---------- ----------- ----------
Frank T. Curtin(1)(7)...  1998  359,972    208,455       --       --        80,000       --       286,756
 President and Chief      1997  345,651    209,009       --       --           --        --       187,754
 Executive Officer        1996  315,000    327,000       --       --           --        --       160,364

Charles A.
 Junkunc(2)(7)..........  1998  252,127    100,445       --       --        50,000       --       135,849
 Executive Vice           1997  239,810    108,757   205,125      --           --        --       120,914
 President, Strategic     1996  218,500    181,100       --       --           --        --       116,835
 Development

Philip James(3)(7)......  1998  254,846    107,785       --       --        50,000       --       116,917
 Group Vice President,    1997   81,730    175,000       --       --        50,000       --        18,792
 Measuring Systems        1996      --         --        --       --           --        --           --

Antonio Aparicio(4)(7)..  1998  233,594     63,149       --       --        30,000                 71,616
 Vice President--         1997  226,489     86,672   120,750      --           --        --       122,598
 Precision Measuring      1996  255,790     89,648       --       --           --        --       133,831
 Instruments

Edward D.
 DiLuigi(5)(7)..........  1998  199,230     84,537   113,724      --        25,000       --        62,697
 Vice President &         1997   90,865    105,625    63,269      --        30,000       --        20,892
 General Manager,         1996      --         --        --       --           --        --           --
 Measuring Systems--USA

--------
(1) Column (d) includes for 1996 a special bonus in the amount of $75,000 paid in connection with successful completion of the Company's public stock offering in 1996. Column (i) includes amounts of $54,092 for 1998; $63,053 for 1997; and $32,721 for 1996, including interest earnings, credited to a Supplemental Executive Retirement Plan account (the "SERP"); and amounts of $15,664; $15,759; and $14,742 representing the value of the 1998, 1997, and 1996 year-end Company contributions, respectively, to the executives SARP (4% plus Company matching contributions) and ESOP (2% in shares of Class A Stock) and includes amounts referred to in Footnote 7.
(2) Column (d) includes for 1996 a special bonus in the amount of $50,000 paid in connection with the successful completion of the public stock offering in 1996. Column (e) for 1997 includes an amount of $137,125 representing the value of income realized during the year as a result of the vesting of restricted stock and an amount of $68,000 approved by the Compensation and Nominating Committee paid in connection with the vesting of such restricted stock to offset the income taxes incurred by Mr. Junkunc in connection with the vesting of such stock. Column (i) includes the value of the year-end Company contributions to the executives SARP and ESOP retirement accounts in the amounts of $15,664, $15,759, and $14,742 for 1998, 1997, and 1996, respectively and amounts of $27,185, $28,925, and
    $21,688 for 1998, 1997, and 1996, respectively including interest earned credited to the executives SERP account and amounts referred to in Footnote (7).

(3) Mr. James commenced his employment in September of 1997, and the amount in Column (c) reflects this short period of employment. Column (d) for 1997 includes a special signing bonus of $150,000 as compensation for forfeiture of bonuses and other benefits from his previous employment and an amount of $25,000 for a partial year 1997 PIP bonus. Column (i) includes for 1998 an amount of $15,664 for the value of the year-end Company contribution to the executives SARP and ESOP retirement account and an amount of $8,253 credited to the executives SERP account and the amounts referred to in Footnote (7).
(4) Mr. Aparicio is employed by Brown & Sharpe Tesa S.A., a Swiss corporation ("Tesa") and subsidiary of the Company. Amounts shown are converted from Swiss Franc equivalent for 1998, 1997, and 1996 at the average U.S. dollar exchange rates of $.6905, $.6930, and $.8100, respectively. Column (e) for 1997 reflects an amount representing the value of income realized as a result of the vesting of shares of restricted stock. Column (i) includes dollar value of contributions made to Brown & Sharpe Tesa S.A.'s retirement plans for Mr. Aparicio's benefit for 1996, 1997, and 1998 in the amounts of $41,587, $39,070, and $40,616, respectively (see Foreign Retirement Plan, Page 16 and amounts referred to in Footnote (7).
(5) Mr. DiLuigi commenced his employment in June of 1997, and the amount in Column (c) reflects the short period of employment. Column (d) includes a special signing bonus of $75,000 and an amount of $30,625 for a partial year 1997 PIP bonus. The amount in Column (e) for 1997 represents a payment to Mr. DiLuigi to compensate him for the forfeiture of options granted in connection with his previous employment. Column (i) includes for 1998 an amount of $15,664 for the value of the year-end Company contribution to the executives SARP and ESOP retirement account and an amount of $8,033 credited to the executives SERP account and the amounts referred to in Footnote (7).
(6) The table set forth below provides information relating to unvested restricted stock held by the Executive Officers in the above table:

                           Total Number Restricted     Aggregate Market Value
                            Unvested Shares Held     Restricted Unvested Shares
             Name          as of Fiscal Year-End*    Held as at Fiscal Year-End
             ----          -----------------------   --------------------------
      Charles A. Junkunc            3,000                     $24,000
      Antonio Aparicio              2,000                     $16,000

  * The awards to Messrs. Junkunc and Aparicio of restricted Class A Stock were made in 1994. Restrictions lapse ratably over five (5) years from the date of award with 25% of the shares awarded vesting two years and three years, respectively, after such date and the remaining 50% of the shares vesting five (5) years after such date. In 1991 the Company omitted and has not reinstated its dividend on its Class A Stock; however, should it be reinstated, dividends would be paid on the restricted stock reported. At December 31, 1998 the closing market price of the Company's shares of Class A Stock was $8.00 per share.

(7) Column (i) includes amounts of $217,000, $93,000, $31,000, $93,000, and
    $39,000 for 1998; amounts of $108,942, $76,230, $83,528, $18,792, and
    $20,892 for 1997 for Messrs. Curtin, Junkunc, Aparicio, James, and DiLuigi, respectively; and amounts of $112,901, $80,405, and $92,244 for 1996 for Messrs. Curtin, Junkunc, and Aparicio, respectively, credited to memorandum accounts established for the executive under the Long-Term Deferred Cash Incentive Plan. On February 23, 1996 the Board of Directors approved, on recommendation of the Compensation and Nominating Committee, the Brown & Sharpe Key Employees' Long-Term Deferred Cash Incentive Plan ("LTDCIP") with effect from January 1, 1995 (see discussion in Compensation and Nominating Committee Report). The LTDCIP is intended to be a non-qualified unfunded pension plan within the meaning of Section 3(2) of the Employee Retirement Income Security Act. Beginning with the 1995 year and for 1996 and 1997, award credits were made annually to LTDCIP participants based on one year's financial performance of the Company out of an award pool of 6% of adjusted pre-tax earnings pro rata based on the salaries of participants. The LTDCIP was amended in 1998 to provide that beginning in 1998 participant award opportunities are individually determined by the Committee annually as a percentage of adjusted pre-tax profit. Participants become vested in each accrued annual award after three years subject to accelerated vesting upon a change of control (as defined) and with payout of the credited vested amounts plus interest accrued at a market rate deferred until retirement at or after age 65, death or disability, or earlier upon termination of employment for reasons other than cause. The amounts for 1997 include accrued interest and a proportionate reallocation of unvested previously credited amounts for two Executive Officers who left the Company shortly after the end of the 1996 fiscal year to 1996 participants' accounts which include Messrs. Curtin, Junkunc, and Aparicio. Beginning after January 1, 1998, participants have the option under the Plan to convert all or a portion of their account balances into phantom shares of the Company's common stock in order to satisfy the requirements in the Company's Executive Officer Stock Ownership Policy applicable to participants. (See discussion under "Retirement Plans".)

Stock Option/SAR Grants

  Under provisions of the Company's 1989 Equity Incentive Plan ("EIP"), a variety of stock and stock based awards, performance cash awards and related benefits, including stock options, both qualified incentive and non-qualified options, and stock appreciation rights ("SARs"), may be awarded to Executive Officers and other key employees of the Company and its subsidiaries. The EIP by its terms expired on February 24, 1999, and no further awards may be made under such Plan. Options were awarded under the EIP in 1998 to the Executive Officers named in the Summary Compensation Table as set forth in the table below:

                    Options/SAR Grants in Last Fiscal Year

                                                                            Potential Realizable Value
                                                                              at Assumed Annual Rates
                                                                            of Stock Price Appreciation
                             Individual Grants                                  for Option Term(2)
 -------------------------------------------------------------------------- ---------------------------
          (a)                (b)          (c)           (d)         (e)         (f)           (g)
                                       % of Total
                                      Options/SARs
                         Options/SARs  Granted to    Exercise
                          Granted(1)  Employees in or Base Price Expiration
Name                         (#)      Fiscal Year     ($/Sh)        Date       5% ($)       10% ($)
----                     ------------ ------------ ------------- ---------- ---------------------------
Frank T. Curtin.........    80,000        17.2        10.6875     7/27/08        537,704      1,362,600
Charles A. Junkunc......    50,000        10.8        10.6875     7/27/08        336,065        851,625
Antonio Aparicio........    30,000         6.5        10.6875     7/27/08        201,639        510,975
Philip James............    50,000        10.8        10.6875     7/27/08        336,065        851,625
Edward D. DiLuigi.......    25,000         5.4        10.6875     7/27/08        168,033        425,813

--------
(1) There were no SARs granted to any of the Executive Officers named in the table in 1998.
(2) The potential realizable value represents future opportunity and has not been reduced to present value in 1998 dollars. The dollar amount included in these columns are the result of calculations at assumed rates set by rules of the Securities and Exchange Commission for illustrative purposes, and such rates are not intended to be a forecast of the common stock price and are not necessarily indicative of the values that may be realized by the named Executive Officer. The potential realized value is based on arbitrarily assumed annualized rates of stock price appreciation of five and ten percent over the full ten-year term of the options. For example in order for the person named in the table who received options with an exercise price of $10.6875 per share to realize the potential values set forth in columns (f) and (g), the price per share of the Company's Class A Stock would have to be approximately $17.4088 and $27.72, respectively

Aggregated Option Exercises and Fiscal Year-End Values

  The following table summarizes options and SARs exercised during 1998 and presents the value of unexercised options and SARs held by the named Executive Officers at fiscal year-end:

   Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End
                               Option/SAR Values

          (a)                (b)         (c)                (d)                   (e)
                                                   Number of Securities   Value of Unexercised
                                                  Underlying Unexercised      In-the-Money
                                                      Options/SARs at       Options/SARs at
                                                    Fiscal Year-End (#)   Fiscal Year-End ($)
                                                  ----------------------- ---------------------
                           Shares
                         Acquired on    Value        Exercisable (E)/       Exercisable (E)/
Name                     Exercise(#) Realized ($)    Unexercisable (U)     Unexercisable (U)
----                     ----------- ------------ ----------------------- ---------------------
                                                      (E)         (U)        (E)        (U)
                                                  ----------- ----------- ---------- ----------
Frank T. Curtin.........    None         --           150,000     130,000    187,500    62,500
Charles A. Junkunc......    None         --            55,000      60,000     67,500    10,000
Antonio Aparicio........    None         --            49,750      38,250     62,250     8,250
Philip James............    None         --               --      100,000        --        --
Edward D. DiLuigi.......    None         --               --       55,000        --        --

Retirement Plans

  Senior Executive Supplemental Umbrella Pension Plan. The Board of Directors of the Company in May of 1998 ratified action taken by the Compensation and Nominating Committee of the Board (the "Committee") on February 13, 1998, approving the Senior Executive Supplemental Umbrella Pension Plan (the "Umbrella SERP"). The Umbrella SERP is designed to provide key senior executives selected by the Committee with retirement benefits which, together with the annuitized value of their benefits under the Company's Employee Stock Ownership and Profit Participation Plan ("ESOP"), Savings and Retirement Plan ("SARP") and Supplemental Executive Retirement Plan ("SERP"), plus Social Security benefits, will deliver an annuity equal to a percentage (determined by the Committee) of the executive's final average pay (as defined). The portion of SARP benefits attributable to the executive's own savings or deferrals (or matching contributions and credits) are disregarded in this computation. For purposes of determining any offset for ESOP and SARP benefits, the value of the executive's accounts in those two plans is assumed to have grown from January 1, 1998 at a rate equal to the Merrill Lynch Government Master Treasury Bond Index (Ten Plus Years) rate as from time to time in effect.

  Final average pay under the Umbrella SERP is defined as the aggregate of the following amounts, in each case based on the highest three-year average for such amount determined over the ten-year period preceding the determination date: base salary, annual or special bonuses, employer contributions to SARP, Company matching contributions to the SARP, allocations of contributions under the ESOP, and retirement credits under SERP. Full benefits are payable upon retirement at or after age 65 with at least five years of service or at or after age 60 with at least ten years of service. Reduced benefits are payable in the event of termination after age 55 with at least five years of service. Benefits are also payable upon a change in control, with credit given for any period of severance entitlement under a management change in control agreement with the executive (whether or not the executive's employment has been terminated) and without regard to whether the executive has five years of service. In general, benefits under the Umbrella SERP are payable as an annuity with survivor benefits to the executive's spouse or in any of the following actuarially equivalent forms: a single life annuity, three annual installments or a single lump sum. The participating executive may elect the form of payment subject to certain advance-election requirements specified in the Umbrella SERP. To date Messrs. Curtin, Junkunc, James, and DiLuigi have been selected to participate in the Umbrella SERP and receive retirement benefits at the following percentages of 60%, 55%, 55%, and 50%, respectively, of their final average pay (as defined), which based on current actuarial calculation and in accordance with the Plan provisions, would yield annual lifetime post-retirement benefits at age 65 of approximately $318,048; $201,360; $153,396; and $105,276, respectively.

  The Umbrella SERP was adopted in 1998 in conjunction with 1998 amendments to the LTDCIP and the SERP and the adoption of an Executive Officer Stock Ownership Policy. The Policy requires that senior executives of the Company designated by the Committee, and including all participants in the Umbrella SERP, own shares of stock of the Company (including shares deemed to be owned under certain circumstances) having a market value equal, at the date of calculation of accrued credits under the LTDCIP, to three times (for the CEO) and two times (for other executives) the amount of their base salary. Until such levels are achieved, the LTDCIP provides that any amounts annually credited to such executives under the LTDCIP shall be notionally invested in shares of stock of the Company as specified in the LTDCIP.

  Supplemental Executive Retirement Plan. The Company maintains a non-qualified Supplemental Executive Retirement Plan ("SERP") designed to permit certain eligible employees to defer, on an elective basis, up to 50% of salary, as well as automatic deferral of elective contribution amounts that could have been saved under the Company's Savings and Retirement Plan but which were reduced because of applicable tax limitations. In addition the SERP provides for Company credits designed to make up for Company contributions that would have been made to the Savings Plan or the ESOP but for such tax limitations. Participant accounts are maintained on the books of the Company on an unfunded basis, although the Plan permits the establishment of a grantor trust or another funding medium to fund the future payment of benefits, and reflect deferrals and credits including interest earned from market-based investment alternatives available to Participants. Subject to such limitations as the Board of Directors may impose, Participants may elect from several options the manner in which their SERP accounts will be distributed, so long as the election is made prior to the period for which the deferrals or other Company credits are made. However, in the event of death or upon a change in control (as defined) of the Company, a Participant's entire interest under SERP becomes immediately due and payable in a lump sum. Mr. Curtin and five other Executive Officers, including three other named Executive Officers, participate in the SERP, and Company contributions made to their SERP accounts in 1998 are referenced in the respective footnotes to the Summary Compensation Table.

  Foreign Retirement Plan. Brown & Sharpe Tesa S.A., a Swiss corporation ("Tesa"), one of the Company's principal foreign subsidiaries, maintains a defined contribution retirement plan required by Swiss law, pursuant to which benefits accrue on behalf of Mr. Aparicio annually in an amount equal to a percentage (based on his age and salary) of annual compensation and under which interest accrues on accrued benefit amounts at a compound annual rate of 4%. Mr. Aparicio has been a participant in this plan since 1972. Upon retirement he is entitled to receive an annual pension in an amount equal to 7.2% of the total accrued benefits, and the estimated annual pension payable upon retirement at normal retirement age (age 65) under such plan in an amount equivalent to $104,473. In addition, Tesa sponsors a separate defined contribution plan covering Mr. Aparicio and other key employees pursuant to which Mr. Aparicio is eligible to receive a lump-sum payment upon retirement. The estimated lump sum payable to Mr. Aparicio upon retirement under this sponsored plan at normal retirement age is an amount equivalent to $372,682. (U.S. Dollar amounts converted at the average monthly exchange rate for the 1998 year of $.6905 per Swiss Franc.)

Employment, Severance, and Other Agreements

  Employment Agreements. Mr. Frank T. Curtin entered into an Employment Agreement on May 2, 1995 with the Company providing for a three-year term of employment in the capacity of President and Chief Executive Officer, which Agreement was most recently amended in 1999 to extend the term of employment for one additional year. The Agreement provides for (i) an annual base salary of $425,272 for 1999 subject to increases at the discretion of the Board of Directors; and (ii) annual cash incentive bonuses in an amount not to exceed the maximum amount permitted under the PIP with all or a portion thereof to be "earned out" and subject to achievement of objectives determined by the Compensation and Nominating Committee of the Board (See Compensation and Nominating Committee Report); and (iii) participation in other executive employee benefits. Pursuant to the Agreement, Mr. Curtin also received an award of incentive stock options disclosed in the Table on Page 14, and the Company agreed to annually contribute an amount equal to 10% of his base salary to a Supplemental Executive Retirement Plan account for his benefit. The Agreement provides that the Company may terminate his employment for a reason other than death, disability, or for cause (as defined in the Agreement) subject, however, to continuation of his base salary and benefits for the unexpired term remaining under the Agreement, but in any event not less than twelve months. No salary or benefits are continued if the employment is terminated by the Company for cause or upon death or disability. In addition Mr. Curtin has the right under the Agreement to terminate his employment following a Change of Control of the Company (as defined in the Agreement) in the event his position or job responsibilities change or the compensation and benefits reserved to him in the Agreement are not provided. In such event the Company would be required to continue to pay him the base salary and benefits in effect at the time of such termination for the unexpired term of the Employment Agreement.

  The Company has an agreement with Charles A. Junkunc, Executive Vice President, Strategic Development and formerly Vice President and Chief Financial Officer, who joined the Company on May 4, 1992, to pay a one year severance amount equal to his annual salary in effect at the time of termination, plus an amount equal to the average of the annual bonus payments received by him during the three calendar years prior to termination and to continue his life and health insurance benefits for the one year severance period in the event his employment with the Company is terminated for any reason by the Company (except for cause) or by him. Mr. Junkunc has agreed to provide consulting services to the Company during the one year severance period as shall be reasonably agreed. Offsets against the severance payments will be made by the Company for any income received by Mr. Junkunc from other full time employment during the severance period.

  The Company's Swiss subsidiary, Brown & Sharpe Tesa S.A., has an employment agreement with Antonio Aparicio entered into in October 1995 which provides payment of a severance amount to Mr. Aparicio upon termination of employment equal to the salary paid to him during the twelve-month period prior to the effective date of termination. The Company has agreements with Philip James, Group Vice President, Measuring Systems Group, and Edward D. DiLuigi, Vice President and General Manager, Measuring Systems, U.S. and Wetzlar, Germany, which provide them with one year's base salary upon termination of their employment by the Company, subject to a non-compete obligation and mitigation offsets from income earned from subsequent employment

  Change in Control Agreements. The Company also has a change in control management agreement, dated February 17, 1998, with Mr. Curtin, which provides for certain payments and benefits to Mr. Curtin upon termination of his employment by the Company without cause or termination by Mr. Curtin for good reason (as defined), in the event either such termination occurs after a change in control in the Company (as defined). In general, Mr. Curtin would be entitled to a severance payment of an amount equal to twice the sum of his base salary and bonus at the highest levels during the five-year period then preceding a change in control or termination, an additional severance payment equal to the annual levels in effect prior to the change in control (or termination), of the contributions, credits, and other benefits that Mr. Curtin was receiving under the Company's various retirement and long-term incentive plans and the continuation for a two-year period of the Company's health and life insurance benefits at the levels in effect immediately prior to the change in control or termination. These payments and benefits will be reduced to the extent necessary to preserve their deductibility to the Company for federal income tax purposes and to avoid imposition of any "excess parachute payment" taxes under the Internal Revenue Code. Termination by Mr. Curtin for good reason after a change in control includes a reduction by the Company in Mr. Curtin's base salary or the Company's failure to continue the compensation, retirement, and benefit plans at the levels at which Mr. Curtin was participating immediately prior to the change in control, the assignment of duties inconsistent with his status as a Chief Executive Officer, or other adverse alteration in the nature or status of his responsibilities.

  The Company has "change in control" management agreements providing for the same level of benefits upon specified terminations of employment upon a change in control of the Company for the other Executive Officers named in the Summary Compensation Table.

                                    ITEM 2.

                     PROPOSAL TO ADOPT THE BROWN & SHARPE
                          1999 EQUITY INCENTIVE PLAN

General

  The Company has for many years utilized stock options and other stock-based awards as part of its overall management incentive compensation programs. The current plan, the 1989 Equity Incentive Plan, as amended, was approved by stockholders on April 28, 1989, and by its terms expired on February 24, 1999, after which no further awards may be granted. On the date of expiration of the 1989 Equity Incentive Plan, there were unexercised options outstanding, some of which are subject to vesting and not yet exercisable, for an aggregate of 1,252,750 shares of Class A Stock, representing 9.2% of the outstanding shares of Class A and Class B Common Stock.

  Need for Incentive Compensation Awards that Are Aligned with the Interests of the Stockholders. The use of compensation awards that are aligned with the interests of the stockholders is an important element of the philosophy of the Compensation and Nominating Committee, which has been adopted by the Board of Directors.

  On February 12, 1999 the Board of Directors, on the recommendation of the Compensation and Nominating Committee of the Board, adopted the 1999 Equity Incentive Plan ("the Plan"), subject to approval by stockholders. The Plan permits the granting of a variety of stock and stock-based awards and related benefits including stock options, restricted and unrestricted stock, rights to receive cash or shares on a deferred basis or based on performance, rights to receive cash or shares with respect to increases in the value of the Common Stock, cash payments sufficient to offset the Federal, State, and local ordinary income taxes of participants resulting from transactions under the Plan, and loans to participants in connection with awards, all as more fully described below. The eligibility criteria are intended to encompass the officers and other key employees of the Company and its subsidiaries as well as certain other key persons, including consultants who are in a position to make significant contributions to the success of the Company.

  In keeping with current developments in this area, the Plan: (i) does not permit the "repricing" of options, i.e., does not permit the grant of options at a lower price in exchange for the cancellation of higher priced options;
(ii) does not permit the grant of options or restricted stock at exercise or purchase prices less than the fair market value of the Common Stock on the effective date of the grant or sale; and (iii) permits the award of performance options with accelerated vesting triggered by the achievement of certain Company stock price levels.

  The Board of Directors believes that the proposed Plan will continue to provide the Company with flexibility in designing and providing incentive compensation for key employees in order to attract and retain employees who are in a position to make significant contributions to the success of the Company and its subsidiaries, to reward employees for such contributions, and to encourage employees to take into account the long-term interests of the Company through ownership of the Company's Common Stock. The Plan permits the award of Class A Stock or Class B Stock, and all references to Common Stock in the following description will refer to such Class A Stock or Class B Stock. Subject to adjustment for stock splits and similar events, the total number of shares of Common Stock that can be issued under the Plan is 1,800,000 shares. If any award under the Plan which requires exercise by the participant for delivery of Common Stock terminates without having been exercised in full, or if any award payable in Common Stock or cash is satisfied in cash rather than Common Stock, the number of shares of Common Stock as to which such award was not exercised or for which cash was substituted, shares of restricted stock that have been forfeited, shares held back in satisfaction of the exercise price or tax withholding requirement, will be available for future grants. The number of shares delivered under an award are determined net of any previously acquired shares that are tendered by the participant in payment of the award.

  The proceeds received by the Company from transactions under the Plan will be used for general corporate purposes. Shares issued under the Plan may be authorized but unissued shares or shares re-acquired by the Company. No fractional shares of Common Stock will be delivered under the Plan.

  The Plan provides that no more than options for 350,000 shares may be issued to any participant under the Plan in any one year period and that the maximum amount of cash incentives payable to any participant in any calendar year under the Plan will not exceed $500,000.

  On March 4, 1999 the closing price of the Class A Common Stock on the NYSE was $7.00.

Summary of the Plan

  The Plan is set forth in Exhibit A to this Proxy Statement, and the following description of major features of the Plan is qualified in its entirety by this reference.

  Administration; Eligible Participants; Share Limits. The Plan will be administered by the Compensation and Nominating Committee of the Board (the "Committee"), consisting of no fewer than two directors appointed by the Board of Directors, all of the members of which Committee must be "disinterested persons", as that term is defined under rules promulgated by the Securities and Exchange Commission, and "outside directors", as defined in Section 162(m) of the Internal Revenue Code (the "Code"). All members of the Committee serve at the pleasure of the Board.

  The Plan will become effective on the date it is approved by the stockholders of the Company, and no awards may be granted under the Plan after February 11, 2009, the date of expiration of the Plan.

  The Committee has full power to select, from among the employees of the Company and any subsidiary and other key persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants, to determine the specific terms of each grant, waive compliance with any term or condition of a grant, and with the consent of the employee, substitute one grant for another, subject to the provisions of the Equity Incentive Plan. The Committee has the express power to award performance options with accelerated vesting triggered by the achievement of certain Company stock price levels.

  The Committee may not, however, reduce the exercise price of any option after the date of grant (i.e., no option "repricing") or grant options, restricted stock, or other stock awards with an exercise price of less than fair market value as of the effective date of the grant.

  At March 4, 1999 approximately 200 persons, including one employee director, ten executive officers, and two other elected officers of the Company, are currently eligible to participate in awards under the Plan. Key persons who are not employees may also be granted awards under the Plan.

  Stock Options. The Equity Incentive Plan permits the granting of options that qualify as incentive stock options under the Code ("incentive options" or "ISOs") and stock options that do not so qualify ("non-statutory options"). The option exercise price of each option shall be determined by the Committee but shall not be less than 100% of the fair market value of the shares on the effective date of grant (110% in case of ISOs granted to a ten percent stockholder).

  The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant (five years in the case of an ISO granted to a ten percent stockholder). The Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. If desired the Committee may provide for vesting prior to the date the option becomes exercisable. The Committee may in its discretion provide that upon exercise of an option, instead of receiving shares free from restrictions under the Equity Incentive Plan, the participant will receive shares of Restricted Stock or Deferred Stock awards. Also, if the market price of the common stock subject to an option exceeds the exercise price of the option at the time of exercise, the Committee may in its discretion and upon request by an employee, cancel the option and pay to the employee an amount in cash equal to the difference between the fair market value of the common stock which would have been purchased pursuant to the exercise (determined on the date the option is cancelled) and the aggregate exercise price which would have been paid. The Committee may provide that upon the exercise of an award through the tender of previously owned shares of Common Stock, the participant exercising the award will automatically receive a new Award of like kind covering the number of shares of Common Stock tendered in payment of the exercise price of the first award.

  The exercise price of options granted under the Equity Incentive Plan must be paid in full in cash or by check or other instrument acceptable to the Committee or if the terms of the option permit (or for a nonstatutory option, if the Committee permits at or after the grant of the option), by shares of Common Stock, which have been held for at least six months (unless the Committee approves in any instance a shorter period); by a promissory note payable on terms acceptable to the Committee, by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price; or by any combination of the foregoing, provided that the par value must be paid in cash, check, or other instrument acceptable to the Committee.

  In the event of termination of employment by reason of death or total or permanent disability, all options then not exercisable shall accelerate and vest at such date. If an optionee terminates employment for any reason other than death or total or permanent disability, all options not then exercisable shall terminate.

  In the event of termination of employment by reason of retirement at or after age 60 with the consent of the Company, or upon total and permanent disability, or death, an option will thereafter be exercisable for one year but not later than the date the option would have terminated if the participant had remained an employee. If an optionee terminates employment by reason of such retirement or total and permanent disability and thereafter dies while the option is still exercisable, the option will be exercisable for one year from that date but not later than the date on which the award of the option would have terminated if the participant had remained an employee (or earlier date established by the Committee). If an optionee terminates employment for any reason other than such retirement, total and permanent disability, or death, his or her options, to the extent then exercisable, will remain exercisable for three months following termination or until the date on which the award of the option would have terminated if the participant had remained an employee, whichever is earlier.

  If employment was terminated for cause, any options that were so exercisable shall terminate.

  Unless the Committee expressly provides otherwise, a Participant's "employment or other service relationship with the company and its Subsidiaries" will be deemed to have ceased, in the case of an employee Participant, upon the termination of the Participant's employment with the Company or its Subsidiaries (whether or not the Participant continues in the service of the Company or its Subsidiaries in some capacity other than that of an employee of the Company or its Subsidiaries), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Subsidiaries in some other capacity).

  To qualify as incentive options, options must meet additional Federal tax requirements, including limits on the value of shares subject to incentive options granted annually to any participant, a shorter exercise period after termination in some cases, and higher minimum exercise price in the case of certain large stockholders.

  Stock Appreciation Rights. The Committee may also grant stock appreciation rights, alone or in conjunction with options, entitling the holder upon exercise to receive an amount in any combination of cash or shares of unrestricted Common Stock, Restricted Stock, or Deferred Stock awards (as determined by the Committee), not greater in value than the increase since the date of grant in the value of the shares covered by such right. Stock appreciation rights may be granted separately from or in tandem with the grant of an option. In the case of stock appreciation rights granted in tandem with options, each stock appreciation right will be exercisable only at such time or times, and to the extent that the related option is exercisable and will terminate upon the termination or exercise of any accompanying option. The accompanying option will terminate upon the exercise of the related stock appreciation right. The grant of stock appreciation rights under current accounting rules is not likely.

  In the event of the termination of an employee holding a stock appreciation right, the exercisability of such right will be treated in the same manner as a nonstatutory option, such treatment being more fully described above.

  Restricted Stock and Unrestricted Stock. The Committee may also award shares of Common Stock subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). The purchase price of shares of Restricted Stock may not be less than the fair market value on the effective date of grant.

  Recipients of Restricted Stock must accept an award by written instrument and tender full payment, if any, in order to have any rights with respect to the Restricted Stock. The Committee may at any time accelerate the dates on which the restrictions will lapse or waive the restrictions. Generally, shares of Restricted Stock are non-transferable, and if a participant who holds shares of Restricted Stock terminates employment for any reason except retirement prior to the lapse or waiver of the restrictions, the employee must resell to the Company the shares of Restricted Stock for the amount paid for such shares, or forfeit them to the company if no cash was paid. Prior to the lapse of restrictions on shares of Restricted Stock, the participant will have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to Restricted Stock.

  The Committee may also grant shares at not less than fair market value of the Common Stock at the effective date of grant, which are free from any restrictions ("Unrestricted Stock") in recognition of past services or in other circumstances where the Committee determines the grant to be in the best interests of the Company.

  Deferred Stock. The Committee may also make deferred stock awards under the Equity Incentive Plan ("Deferred Stock Awards"). These are awards entitling the recipient to receive shares of Common Stock on one or more installments at a future date or dates, and on such conditions as determined by the Committee. Except as otherwise specified in the grant or agreed to by the Committee, all such rights will terminate upon the participant's termination of employment. The Committee may at any time accelerate the time at which delivery of all or any part of the shares will take place.

  Performance Awards. The Committee may also grant awards based on certain performance criteria ("Performance Awards") entitling the recipient to receive, without payment, shares of Common Stock or cash in such combinations as the Committee may determine. Payment of the award may be conditioned on achievement of individual, departmental, or any other category of performance goals over a fixed or determinable period and such other conditions as the Committee shall determine, including the achievement of certain specified Company stock price levels. Except as otherwise specified in the grant or agreed to by the Committee, rights under a Performance Award will terminate upon a participant's termination of employment.

  Any conditions in any award may be waived or modified by the Committee at any time prior to termination of employment.

  Loans. The Company may make a loan to a participant ("Loan"), either on the date of or after the grant of any award to the participant. A Loan may be made either in connection with the purchase (whether upon exercise of an option or otherwise) of Common Stock under the award or with the payment of any Federal income tax with respect to income recognized as a result of the award. The Committee will have full authority to decide whether to make a Loan and to determine the amount, terms, and conditions of the Loan, including the interest rate, if any; whether the Loan is to be secured or unsecured or with or without recourse against the borrower; the terms on which the Loan is to be repaid; and the conditions, if any, under which it may be forgiven. However, no Loan may have a term (including extensions) exceeding ten years in duration.

  Supplemental Grants. In connection with any award, the Committee may at the time such award is made or at a later date, provide for and grant a cash award to the participant ("Supplemental Grant") not to exceed an amount equal to (1) the amount of any Federal, State, and local income tax on ordinary income for which the participant will be liable with respect to the award, plus (2) an additional amount on a grossed-up basis necessary to make the participant whole after tax, discharging all the participant's income tax liabilities arising from all payments made in connection with awards.

  Dividends and Deferrals. Except as specifically provided by the Equity Incentive Plan, the receipt of an award will not give a participant rights as a stockholder; the participant will obtain such rights subject to any limitations imposed by the Plan or the instrument evidencing the award, upon the actual receipt of Common Stock. The Committee may permit the immediate payment or the deferral or investment of benefits in an amount equal to cash dividends which would have been paid if shares, subject to an award, had been outstanding at the time of payment of such dividends. It may also permit participants to make elections to defer receipt of benefits under the Equity Incentive Plan.

  Adjustments for Stock Dividends, Mergers, etc. The Committee is required to make appropriate adjustments in connection with outstanding awards and the maximum number of shares that may be delivered under the Plan to reflect stock dividends, stock splits, and similar events. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions, or any similar corporate transactions or any other event if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made to the maximum share and cash limits intended to enable Awards to be for the performance-based exception under 162(m) of the Code.

  Nontransferability of Awards. No award (other than an award in the form of an outright transfer of cash or unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution, and during an employee's lifetime, an award requiring exercise may be exercised only by the participant (or in the event of the participant's incapacity, the person or persons legally appointed to act on the participant's behalf).

  Stock Withholding. In the case of an award under which Common Stock may be delivered, the Committee may permit the participant or other appropriate person to elect to have the Company hold back from the shares to be delivered or to deliver to the Company, shares of Common Stock.

  Past Service as Consideration. Where a participant purchases Common Stock under an award for a price equal to the par value of the Stock, the Committee may determine that the price has been satisfied by past services rendered by the participant.

  Change in Control Provisions. The Equity Incentive Plan provides that in the event of a "Change in Control" (as defined) (a) each outstanding option and appreciation right will immediately become exercisable in full; (b) restricted stock will immediately become free of all restrictions and conditions; (c) conditions on other awards which relate solely to the passage of time and continued employment will be removed, but other conditions will continue to apply unless otherwise provided in the instrument evidencing the awards or by agreement between the Company and the participant. The Committee may also arrange to have the surviving or acquiring corporation assume outstanding options or other awards or grant to the participant a replacement or substitute option or other award on such terms as the Committee determines.

  Discontinuance, Cancellation, Amendment, and Termination. Neither adoption of the Plan nor the grant of awards to a participant will affect the Company's right to grant to such participant awards that are not subject to the Plan, to issue to such participant Common Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Common Stock may be issued to employees.

  The Committee may at any time discontinue granting awards under the Plan. The Board may at any time or times amend the Plan or any outstanding award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the shareholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under the Note or have the award of performance-based compensation under Section 162(m) of the Code, where the compensation is intended by the Committee to so comply.

  Effective Date of Equity Incentive Plan. As of the date of this Proxy Statement, the Committee has made no grants under the Plan but reserves the right to do so at any time, subject to stockholder approval of the Plan.

Tax Aspects Under the U.S. Internal Revenue Code

  Incentive Options. No taxable income is realized by the optionee upon the grant or exercise of an ISO. However, the exercise of an ISO may result in alternative minimum tax liability for the optionee. If disposition of shares issued to an optionee, pursuant to the exercise of an ISO, is made by the optionee within two years from the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price (the amount paid for the share) will be taxed to the optionee as long-term capital gain, and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for Federal income tax purposes.

  If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms-length sale of such shares) over the option price thereof, and the Company will be entitled to deduct such amount. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company.

  If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-statutory stock option. Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination by reason of permanent and total disability), except in certain cases where the ISO is exercised after the death of the optionee.

  Non-statutory Options. With respect to non-statutory stock options under the Plan, no income is realized by the optionee at the time the option is granted. Generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount and at disposition, appreciation, or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.

  Appreciation Rights; Discretionary Payments. No income will be realized by an optionee in connection with the grant of an appreciation right. When the appreciation right is exercised, or when an optionee receives payment in a cancellation of an option, the optionee will generally be required to include as taxable ordinary income in the year of such exercise or payment an amount equal to the amount of cash received and the fair market value of any stock received. The Company will generally be entitled to a deduction for Federal income tax purposes at the same time equal to the amount includable as ordinary income by such optionee.

  Restricted Stock. A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is either transferable or is no longer subject to forfeiture, minus any amount paid for such stock. However, a recipient who so elects under
Section 83(b) within 30 days of the date of issuance of the restricted stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of restricted stock at the time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund, or loss for tax purposes with respect to the forfeited shares. Upon sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires (or upon earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b)).

  If restricted stock is received in connection with another award under the Plan (for example, upon exercise of an option), the income and the deduction, if any, associated with such award may be deferred in accordance with the rules described above for restricted stock.

  Deferred Stock. The recipient of a deferred stock award will generally be subject to tax at ordinary income rates on the fair market value of the stock on the date that the stock is distributed to the participant. The capital gain or loss holding period for such stock will also commence on such date. The Company generally will be entitled to a deduction equal to the amount treated as compensation that is taxable as ordinary income to the employee.

  If a right to deferred stock is received under another award (for example, upon exercise of an option), the income and the deduction, if any, associated with such award may be deferred in accordance with the rules described above for deferred stock.

  Performance Awards. The recipient of a performance award will generally be subject to tax at ordinary income rates on any cash received and the fair market value of any common Stock issued under the award, and the Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the recipient. Any cash received under a performance award will be included in income at time of receipt. The fair market value of any Common Stock received will also generally be included in income (and a corresponding deduction will generally be available to the Company) at time of receipt. The capital gain or loss holding period for any Common Stock distributed under a performance award will begin when the recipient recognizes ordinary income in respect of that distribution.

  Loans and Supplemental Grants. Generally speaking, bona fide loans made under the Plan will not result in taxable income to the recipient or in a deduction to the Company. However, any such loan made at a rate of interest lower than certain rates specified under the Internal Revenue code may result in an amount (measured, in general, by reference to the difference between the actual rate and the specified rate) being included in the borrower's income and deductible by the Company. Forgiveness of all or a portion of a loan will also result in income to the borrower and a deduction for the Company. If outright cash grants are given in order to facilitate the payment of award-related taxes, the grants will be includable as ordinary income by the recipient at the time of receipt and will in general be deductible by the Company.

  Dividends. Dividends paid on Common Stock (including restricted stock), to the extent includable in a participant's income under the Plan, will be taxed at ordinary income rates. Generally, the Company will not be entitled to any deduction for dividends. However, if dividends are paid with respect to shares that are not transferable and are subject to a substantial risk of forfeiture, and if the participant has not elected immediate recognition of income under
Section 83(b) with respect to those shares, the dividends will be treated as additional compensation deductible by the Company at such time as the dividends are included in the participant's income.

  Payment in Respect of a Change in Control. The Plan provides for acceleration or payment of awards in the event of a Change in Control as defined in the Plan. Such acceleration or payment may cause the consideration involved to be treated in whole or in part as "parachute payments" under the Internal Revenue Code. Acceleration of benefits under other Company stock and benefit plans and severance contracts with employees upon a Change in Control could also be subject to being combined with Plan accelerations for "parachute payment" purposes. Any such "parachute payments" which are determined to be "excess parachute payments" will be non-deductible to the Company, and the recipient will be subject to a 20% excise tax on all or part of such payments.

  The foregoing is a summary of the principal current Federal income tax consequences of transactions under the Plan. It does not describe all Federal tax consequences under the Plan, nor does it describe State, local, or foreign tax consequences.

Vote Required for Approval of the Plan

  Approval of the proposal to adopt the 1999 Equity Incentive Plan and delivery of shares of Common Stock thereunder will require the affirmative vote of the holders of shares of Class A Stock and Class B Stock, voting together as a single class, representing a majority of the combined votes cast on the proposal. The Plan would become effective on February 12, 1999 upon approval by the stockholders.

Recommendation by the Board

  The Board recommends a vote FOR the approval of the 1999 Equity Incentive Plan. The Board views the adoption of the Plan as critical to the Company and its achievement of objectives. See discussion under "General" above.

  Proxies solicited by management will be voted in accordance with the specifications made on the form of proxy. Where no specification is made, proxies will be voted FOR the approval of the Plan.

                                    ITEM 3.

                          RATIFICATION OF APPOINTMENT
                                      OF
                            INDEPENDENT ACCOUNTANTS

  The Board of Directors has appointed Ernst & Young LLP, who has acted as the Company's independent accountants since January 1, 1995, as the Company's independent accountants for fiscal year 1999, subject to approval by the stockholders. In the event the stockholders do not ratify the selection of Ernst & Young LLP, the Board of Directors will consider the selection of another accounting firm to serve as the Company's independent accountants. Neither Ernst & Young nor any of its partners have any direct or indirect financial interest in or any connection (other than as independent auditor) with the Company or any subsidiary. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

  The Board of Directors unanimously recommends a vote FOR the proposal to appoint Ernst & Young LLP as the Company's independent accountants for the 1999 fiscal year.

                              GENERAL INFORMATION

Voting of Proxies

  Each valid proxy in the enclosed form that is received by the Company will be voted by the persons named therein. All shares represented by the proxy will be voted FOR the election of the Board's nominees named herein as Directors unless the stockholder specifies otherwise or authority to vote for the proposed slate of Directors or any individual Director has been withheld. If for any reason any of such nominees should not be available as a candidate for Director, the proxies will be voted for such other candidate or candidates as may be nominated by the Board of Directors. With respect to the proposals to approve the adoption by the Company of the 1999 Equity Incentive Plan and ratify the appointment of Ernst & Young LLP as the Company's independent accountants, all shares represented by a proxy will be voted FOR such proposals, unless the proxy specifies that it should be voted against a proposal or not voted at all. Management knows of no other business to come before the meeting. If any other matter should come before the meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

  Consistent with Delaware law and as provided under the Company's By-Laws, the holders of shares entitled to cast a majority of the votes entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be tabulated by persons appointed by the Board of Directors to act as Judges of Election for the meeting as provided by the Company's By-Laws.

  The three nominees for election as Directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of Directors shall be elected Directors. A majority of the votes properly cast on the matter is necessary to approve the action proposed in Item 2 and Item 3, as well as any other matter which comes before the Annual Meeting, except where applicable law or the Company's Certificate of Incorporation or By-Laws require otherwise.

  The Judges of Election will count the total number of votes cast FOR approval of proposals, other than the election of Directors, for purposes of determining whether sufficient affirmative votes have been cast. The Judges of Election will count shares represented by proxies that withhold authority to vote for a nominee for election as a Director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on the matter.

  Registered shareholders can vote their shares via (i) a toll-free telephone call from the U.S. and Canada; (ii) the internet; or (iii) by mailing their signed Proxy Card. The telephone and internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered shareholder interested in voting via telephone or the internet are set forth on the enclosed Proxy Card. Stockholders who hold their shares in street name will need to contact their broker or other nominee to determine whether they will be able to vote by telephone or electronically.

For SARP and ESOP Participants

  For participants in the Brown & Sharpe Savings and Retirement Plan and the Brown & Sharpe Savings and Retirement Plan for Management Employees (together the "SARP"), the accompanying proxy card indicates the number of shares of Class A Stock and Class B Stock held in your participant's account under the symbols SPA and SPB, respectively. When a participant proxy card is returned properly signed, Putnam Fiduciary Trust Company ("Putnam Trust"), the Trustee of the shares of Class A and Class B Stock held in the SARP, will vote the participant's shares held in the SARP in the manner directed by the participant, or if the participant makes no directions, Putnam Trust will vote the participant's shares on those matters presented to the stockholders in proportion to instructions received from all participants voting.

  For participants in the Brown & Sharpe Employee Stock Ownership and Profit Participation Plan (the "ESOP") the accompanying proxy card indicates the number of shares of Class A Stock and Class B Stock held in the ESOP and allocated to the participant's account under the symbols ESA and ESB, respectively. When an ESOP participant's proxy card is returned properly signed, Putnam Trust, the ESOP record keeper will tabulate and report the aggregate voting instructions received to the ESOP Trustees, Messrs. Frank T. Curtin, Andrew C. Genor, and Edward D. DiLuigi, (the "ESOP Trustees") who will then vote the aggregate ESOP shares voted in the manner directed by ESOP participants on the matters presented to the stockholders. The ESOP Trustees will vote ESOP shares for which no instructions are received from ESOP participants on the matters presented in proportion to instructions received from ESOP participants voting. All individual voting instructions of participants in the SARP and ESOP will be held in confidence.

Solicitation of Proxies

  The entire expense of solicitation of proxies will be borne by the Company. The Company has engaged the services of Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072 to assist in the solicitation of proxies for a fee not to exceed $5,500 plus reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, Directors, officers, and employees of the Company may solicit in person, by telephone, facsimile, or telegram. The Company will reimburse persons holding stock for others in their names or in nominee names for their reasonable expenses in sending soliciting material to the beneficial owners of common stock.

Stockholder Proposals for the Year 2000 Annual Meeting

  All stockholder proposals intended to be submitted at the Company's 2000 Annual Meeting must be received by the Secretary of the Company on or before November 19, 1999 in order to be considered for inclusion in the Company's proxy materials for the year 2000 annual meeting.

  In the absence of a by-law requiring advance notice for additional nominations or proposals by stockholders for presentation at the year 2000 annual meeting, the persons named as proxies in the year 2000 form of proxy will be entitled to vote in their discretion on all such matters that are not received by the Company by March 14, 2000.

Important Notice

  No matter how small your holdings, if you do not plan to attend the meeting in person, you are respectfully requested to complete, sign, date, and return the accompanying Proxy in the enclosed, post-paid envelope at your earliest convenience.

                                          By Order of the Board of Directors,

                                           /s/ James W. Hayes, III
                                          -------------------------------
                                          James W. Hayes, III
                                          Secretary

North Kingstown, Rhode Island 02852
March 26, 1999

                                                                SKU # 0660-PS-99

-------------------------------------------------------------------------------
                                  DETACH HERE



                                     PROXY

                     BROWN & SHARPE MANUFACTURING COMPANY

            PROXY FOR CLASS A COMMON STOCK AND CLASS B COMMON STOCK
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                                APRIL 30, 1999


     The undersigned appoints each of Frank T. Curtin, Howard K. Fuguet and Henry D. Sharpe, III, proxies with power of substitution to vote for the undersigned at the Annual Meeting of Stockholders called for Friday, April 30, 1999, at 10:00 A.M., at Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island, and at any adjournments, all shares of stock which the undersigned would be entitled to vote if present in accordance with their judgment upon any matters that may properly come before said meeting and to vote as specified on the reverse.

     A majority of the proxies present and acting at the meeting in person or by substitute (of if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement pertaining to the aforesaid meeting and a copy of the Company's Annual Report for the year ended
December 31, 1998.

     Your Shares of Class A Stock and Class B Stock, including those if a Participant in the SARP and ESOP, on the reverse side are designated "CLA", "CLB", "SPA", "SPB", and "ESA", "ESB" respectively.

     To approve the Board of Directors' recommendations, simply sign and date the back. You need not mark any boxes.

  ___________                                                    ___________

  SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
     SIDE                                                            SIDE
  ___________                                                    ___________

-----------------                          -----------------
Vote by Telephone                          Vote by Internet
-----------------                          -----------------

It's fast, convenient, and immediate!      It's fast, convenient, and
Call Toll-Free on a Touch-Tone Phone       your vote is immediately confirmed
1-877-PRX-VOTE (1-877-779-8683)            and posted.

------------------------------------       ------------------------------------

Follow these four easy steps:              Follow these four easy steps:

1. Read the accompanying Proxy             1. Read the accompanying Proxy
   Statement/Prospectus and                   Statement/Prospectus and
   Proxy Card.                                Proxy Card.

2. Call the toll-free number               2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683)            http://www.eproxyvote.com/bns

3. Enter your 14-digit Control Number      3. Enter your 14-digit Control Number
   located on your Proxy Card above           located on your Proxy Card above
   your name.                                 your name.

4. Follow the recorded instructions.       4. Follow the instructions provided.

------------------------------------       ------------------------------------

Your vote is important!                    Your vote is important!
Call 1-877-PRX-VOTE (1-877-779-8683)       Go to http://www.eproxyvote.com/bns
anytime!                                   anytime!

   Do not return your Proxy Card if you are voting by Telephone or Internet
--------------------------------------------------------------------------------

                                  DETACH HERE

[X] Please mark
    votes as in
    this example.

 1. Election of Directors: To fix the number of Directors at nine and to elect three Directors as set forth in the Proxy Statement. Class A Stock may be voted for Messrs. Levien, Nelson and Boss and Class B Stock may be voted only for Messrs. Nelson and Boss as indicated below. Holders of Class A Stock and Class B Stock who wish to provide instructions should vote such class of stock in the space indicated below.


           Class A Stock                         Class B Stock
(01) Levien, (02) Nelson and (03) Boss    (04) Nelson and (05) Boss

   FOR           WITHHELD                  FOR           WITHHELD
   ALL           FROM ALL                  ALL           FROM ALL
 NOMINEES  [_]   NOMINEES  [_]           NOMINEES  [_]   NOMINEES  [_]

For, except vote withheld from the      For, except vote withheld from the
nominee(s) below:                       nominee(s) below:

[_]                                     [_]
   -------------------------------         -------------------------------


                                          FOR     AGAINST    ABSTAIN
        2.  To approve the 1999
            Equity Incentive Plan.        [_]       [_]        [_]


        3.  To ratify the appointment
            of Ernst & Young LLP as
            the Company's independent     [_]       [_]        [_]
            accountants for the
            fiscal year ending
            December 31, 1999.


                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [_]

                           This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees indicated and FOR proposals 2 and 3.

                           Note: When signing as Executor, Administrator, Trustee, Guardian, etc. add full title. (Sign exactly as name appears on this card.)


      Signature:                                  Date:
                -------------------------------        -------------


      Signature:                                  Date:
                -------------------------------        -------------